Exhibit 4.1

Execution Version

CNH CAPITAL LLC

as Issuer

The GUARANTORS named herein

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of October 8, 2013

3.250% Notes due 2017, Series A

3.250% Notes due 2017, Series B

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A
(b)	7.08; 7.10; 11.02
(b)(1)	7.10
(b)(9)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06; 11.02
(d)	7.06
314(a)	4.02; 4.10; 11.02
(b)	N.A.
(c)(1)	11.04; 11.05
(c)(2)	11.04; 11.05
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315(a)	7.01; 7.02
(b)	7.05; 11.02
(c)	7.01
(d)	6.05; 7.01; 7.02
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	8.02
(b)	6.07
(c)	8.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
(c)	8.04
318(a)	11.01

N.A. means Not Applicable

NOTE:  This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

i

EXHIBITS

Exhibit A	Form of Series A Note	A-1
Exhibit B	Form of Series B Note	B-1
Exhibit C	Form of Certificate to Be Delivered in Connection with Transfers	C-1
Exhibit D	Form of Certificate to Be Delivered in Connection with Exchanges	D-1
Exhibit E	Form of Supplemental Indenture	E-1

INDENTURE, dated as of October 8, 2013, among CNH Capital LLC, a Delaware limited liability company (the “Company”), each of the GUARANTORS (as defined herein) and Wells Fargo Bank, National Association, a national banking association, as Trustee (the “Trustee”).

The Company has duly authorized the creation of an issue of Series A 3.250% Notes due 2017 (the “Initial Notes”) and Series B 3.250% Notes due 2017 (the “Exchange Notes”) and, to provide therefor, the Company and each Guarantor has duly authorized the execution and delivery of this Indenture.  All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, and the Guarantees, when duly issued and executed by the Guarantors, the valid obligations of the Company and the Guarantors, and to make this Indenture a valid and binding agreement of the Company and the Guarantors, have been done.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01                             Definitions.

“Affiliate” means with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with, such specified Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent, co-Registrar, Authenticating Agent or agent for services of notices and demands.

“Applicable Treasury Rate” for any Redemption Date, means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the Make-Whole Redemption Date of such Note (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Make-Whole Redemption Date to February 1, 2017; provided, however, that if the period from the Make-Whole Redemption Date to February 1, 2017 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the Make-Whole Redemption Date to February 1, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Attributable Debt” means, as to any particular lease under which either the Company or any Restricted Subsidiary is at the time liable as lessee for a term of more than 12 months and at any date as of which the amount thereof is to be determined, the total net obligations of the lessee for rental payments during the remaining term of the lease (excluding any period for which such lease has been extended or may, at the option of the lessor, be extended) discounted from the respective due dates thereof to such determination date at a rate per annum equivalent to the greater of (a) the weighted-average Yield to Maturity of the Notes and (b) the interest rate inherent in such lease (as determined in good faith by the Company), both to be compounded semi-annually.  The net total obligations of the lessee for rental payments under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales or monetary inflation).  If any lease is terminable by the lessee upon the payment of a penalty and under the terms of the lease the termination right is not exercisable until after the determination date and the amount of such penalty discounted to the determination date as provided above is less than the net amount of rentals payable after the time as of which such termination could occur (the “termination time”) discounted to the determination date as provided above, then such discounted penalty amount shall be used instead of such discounted amount of net rentals payable after the termination time in calculating the Attributable Debt for such lease.  If any lease is terminable by the lessee upon the payment of a penalty and such termination right is exercisable on the determination date and the amount of the net rentals payable under such lease after the determination date discounted to the determination date as provided above is greater than the amount of such penalty, the “Attributable Debt” for such lease as of such determination date shall be equal to the amount of such penalty.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Governing Body of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Broker-Dealer” means any broker or dealer registered as such under the Exchange Act.

“Business Day” means a day other than a Saturday, Sunday or other day on which the Trustee or commercial banking institutions in New York City are authorized or required by law to close.

“Capital Stock” means

(1)                                  with respect to any Person that is a corporation, any and all shares of corporate stock of such Person;

(2)                                  with respect to any Person that is an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated and whether or not voting) of corporate stock of such Person;

(3)                                  with respect to any Person that is a partnership or limited liability company, any and all partnership or membership interests (whether general or limited) of such Person; and

(4)                                 with respect to any other Person, any other interest or participation that confers on a Person the right to receive a share of the profits, losses of, or distributions of assets of, the issuing Person.

“Capital Lease Obligations” of either the Company or any Restricted Subsidiary means the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date determined in accordance with generally accepted accounting principles.

“Certificated Notes” means one or more certificated Notes in definitive registered form and issued in accordance with Section 2.15 of this Indenture, substantially in the form of Exhibit A or Exhibit B hereto, as applicable, except that such Note shall not bear the Global Note Legend.

“Change of Control” means the occurrence of one or more of the following events:

(1)                                 any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), other than one or more Permitted Holders, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 50% of the total voting power of the Company’s Capital Stock;

(2)                                 there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture), other than any transfer to (x) the Company or one or more Subsidiaries of the Company or (y) any Person of which more than 50% of the voting power of such Person’s Capital Stock is owned directly or indirectly by one or more Permitted Holders;

(3)                                 there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving Person or pursuant to which the Capital Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company (x) in which the holders of the Capital Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Capital Stock of the surviving corporation immediately after such consolidation or merger or (y) with any Person of which more than 50% of the voting power of such Person’s Capital Stock is owned directly or indirectly by one or more Permitted Holders;

(4)                                 the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

(5)                                 during any period of two consecutive years, individuals who at the beginning of such period constituted the Governing Body of the Company (together with any new directors or managers whose election by such Governing Body or whose nomination for election by the equity-holders of the Company was approved either (x) pursuant to a vote of a majority of the directors or managers then still in office who were either directors or managers at the beginning of such period or whose election or nomination for election was previously so approved or (y) by the Permitted Holders) cease for any reason to constitute a majority of the Governing Body of the Company then in office; or

(6)                                 the first day on which CNH Industrial fails to own, either directly or indirectly, through one or more Subsidiaries, more than 50% of the total voting power of the Company’s Capital Stock.

“Change of Control Triggering Event” means both (i) a Change of Control shall have occurred and (ii) either (x) the Notes shall not have Investment Grade Status at the time of the occurrence of such Change of Control and shall not have obtained Investment Grade Status within 30 days after public notice of the occurrence of such Change of Control or (y) the Notes shall have Investment Grade Status at the time of the occurrence of such Change of Control but a Rating Decline shall have occurred and, after giving effect to such Rating Decline, the Notes shall cease to have Investment Grade Status.

“CNH Industrial” means CNH Industrial N.V., a corporation organized under the laws of the Kingdom of The Netherlands, and, for the avoidance of doubt, its successors in interest (whether by merger, consolidation, sale of assets or otherwise).

“Commission” means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor.

“Consolidated Net Tangible Assets” means, at any date, the total assets (net of applicable reserves) appearing on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries (excluding assets of any Securitization Subsidiaries, as reflected in the table relating to consolidated variable interest entities accompanying such balance sheet) at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, after deducting therefrom (a) all current liabilities (due within one year) of the Company and such Restricted Subsidiaries reflected on such balance sheet (excluding current liabilities of any Securitization Subsidiaries, as reflected in the table relating to consolidated variable interest entities accompanying such balance sheet) and (b) all Intangible Assets and related liabilities of the Company and such Restricted Subsidiaries reflected on such balance sheet (excluding Intangible Assets and related liabilities of any Securitization Subsidiaries, as reflected in the table relating to consolidated variable interest entities accompanying such balance sheet).

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at Wells Fargo Bank, National Association, 10 South Wacker Drive, 13th Floor, Chicago, Illinois 60606, Attn: Corporate Trust Services, and for purposes of Section 2.03 and Section 4.12 such office shall also mean the office or agency of the Trustee located at 608 Second Avenue South, N9303-121, Minneapolis, MN 55479, Attn: Corporate Trust Operations.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both with respect to which, would be, an Event of Default.

“Depository” means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” has the meaning provided in the preamble of this Indenture.

“GAAP” or “generally accepted accounting principles” means generally accepted accounting principles in the United States of America, as in effect on the Issue Date.

“Governing Body” means, as to any Person, the board of directors, board of managers or other governing body of such Person or any duly authorized committee thereof.

“Guarantee” means the guarantee by each Guarantor of the obligations of the Company with respect to the Notes.

“Guarantor” means (1) each Subsidiary of the Company that executes a Guarantee on the Issue Date and (2) each other Subsidiary that in the future executes a Guarantee pursuant to Section 4.06 hereof or otherwise; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee is deemed released and of no further force and effect in accordance with the terms of this Indenture.

“Hedging Transaction” means any transaction to hedge interest rate, currency, commodity and/or equity risks and exposures, including a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return option, credit spread transaction, repurchase transaction, reverse repurchase transaction, security lending transaction, buy/sell-back transaction, agreement for the purchase, sale or transfer of any commodity or any other commodity trading transaction or any other similar transaction (including any option with respect to any of these transactions) or any combination of these transactions or any transactions similar to the transactions described above.

“Holder” means any registered holder, from time to time, of any Notes.

“Indebtedness” means, at any date, without duplication, (i) all obligations for borrowed money of the Company or a Restricted Subsidiary of the Company or any other indebtedness of the Company or a Restricted Subsidiary of the Company, evidenced by bonds, debentures, notes or other similar instruments, maturing more than 12 months after the time of computation thereof, (ii) guarantees of any such obligations or indebtedness or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other commercial paper arising in the ordinary course of business), (iii) in the case of any Restricted Subsidiary all Preferred Stock of such Restricted Subsidiary and (iv) all Capital Lease Obligations; provided, however, that in each such case, obligations and other indebtedness of the Company or a Restricted Subsidiary of the Company incurred as a part of a Securitization Transaction shall not constitute Indebtedness.

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Initial Notes” has the meaning provided in the preamble to this Indenture.

“Initial Purchaser Representatives” means Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC.

“Initial Purchasers” means Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.

“Intangible Assets” means, at any date, the value (net of any applicable reserves), as shown on or reflected in the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, of: (i) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents, deferred interest waiver, compensation and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or an equivalent rating by any Successor Rating Agency.

“Investment Grade Status” means that the Notes shall have an Investment Grade Rating from both Rating Agencies; provided that no Default or Event of Default has occurred and is continuing.

“Issue Date” means October 8, 2013, the date of initial issuance of the Notes.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Liens” means, with respect to any asset or property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or property, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or lease in the nature thereof); provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Make-Whole Premium” means, as to each Note, an amount equal to the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (x) the present value of the sum of the principal amount and premium, if any, that would be payable on such Note on February 1, 2017 and all remaining interest payments to and including February 1, 2017 (but excluding any interest accrued to the Make-Whole Redemption Date), discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) from February 1, 2017 to the Make-Whole Redemption Date at a per-annum interest rate equal to the Applicable Treasury Rate on such Make-Whole Redemption Date plus 0.50%, over (y) the outstanding principal amount of such Note.

“Make-Whole Redemption Date” with respect to a Make-Whole Redemption, means the date such Make-Whole Redemption is effected.

“Maturity Date” means February 1, 2017.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the Initial Notes, any Additional Notes and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Officer” means, with respect to any Person, the Chief Executive Officer, the Chief Financial Officer, Chief Accounting Officer, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer, President or any Vice President of such Person.

“Officers’ Certificate” means with respect to any Person, a certificate signed by two Persons who may include the Chief Executive Officer, the President, any Vice President, the Secretary or any Assistant Secretary, the Chief Financial Officer, Chief Accounting Officer or any Treasurer or Assistant Treasurer of such Person that shall comply with applicable provisions of this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel complying with the requirements of this Indenture who, subject to any express provisions hereof, may be an employee of or counsel for the Company or any Guarantor, and which is acceptable to the Trustee.

“Parent” means, with respect to any Person, any other Person of which such Person is a direct or indirect Subsidiary.

“Parent Support Agreement” means the Support Agreement, dated November 4, 2011, between the Company and CNH Global N.V., relating to certain financial support provided by CNH Global N.V. to the Company, as supplemented by that certain Supplemental Support Agreement, dated September 27, 2013, by and among the Company, CNH Global N.V. and CNH Industrial.

“Permitted Holders” means each of:

(a)                                 CNH Industrial;

(b)                                 any Person that is a Subsidiary of CNH Industrial for so long as such Person continues to be a Subsidiary of CNH Industrial; and

(c)                                  any Parent of CNH Industrial (provided that in the case of this clause (c), at all times, the Company shall also be a direct or indirect Subsidiary of CNH Industrial).

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust, joint venture or government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Qualified Institutional Buyer” shall have the meaning specified in Rule 144A promulgated under the Securities Act.

“Rating Agencies” means Moody’s and S&P; provided that if S&P, Moody’s or any Successor Rating Agency (as defined below) shall cease to be in the business of providing rating services for debt securities generally, the Company shall be entitled to replace any such Rating Agency or Successor Rating Agency, as the case may be, which has ceased to be in the business of providing rating services for debt securities generally with a security rating agency which is in the business of providing rating services for debt securities generally and which is nationally recognized in the United States (such rating agency, a “Successor Rating Agency”).

“Rating Decline” shall be deemed to occur if, within 60 days after public notice of the occurrence of a Change of Control (which period shall be extended to up to 180 days after public notice of the occurrence of a Change of Control so long as the rating of the Notes is under publicly announced consideration for possible downgrade as a result of the occurrence of such Change of Control by either of the Rating Agencies), the rating of the Notes by either Rating Agency shall be decreased.

“Receivables” means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by the Company or any Subsidiary of the Company of property or services, and monies due thereunder, security interests in the property and services financed thereby and any and all other related rights.

“Record Date” for interest payable on any Interest Payment Date (except a date for payment of default interest) means the January 15 and July 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Redemption Date” when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

“Redemption Price” when used with respect to any Note to be redeemed means the price fixed for such redemption pursuant to this Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement dated the Issue Date among the Company, the Guarantors and the Initial Purchaser Representatives.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Resale Restriction Termination Date” means the later of (x) the date which is one year after the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of such Note, or any predecessor thereto and (y) such later date, if any, as may be required by any subsequent change in applicable law.

“Restricted Certificated Note” means a Certificated Note bearing the Private Placement Legend

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Security” has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.  As of the Issue Date, each of the following Subsidiaries of the Company will be a Restricted Subsidiary: CNH Capital America LLC, CNH Capital Canada Ltd. and New Holland Credit Company, LLC.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Secured Indebtedness” means Indebtedness which is secured by any Lien on any asset or property (whether owned on the date of this Indenture or thereafter acquired or created) of the Company or of a Restricted Subsidiary.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

“Securitization Subsidiary” means a Subsidiary of the Company (a) which is formed for the purpose of effecting one or more Securitization Transactions and engaging in other activities reasonably related thereto and (b) as to which no portion of the indebtedness or any other obligations of which (i) is guaranteed by the Company or any Restricted Subsidiary, or (ii) subjects any property or assets of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to any Lien, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Securitization Transaction and affiliate notes and other forms of capital or credit support relating to the transfer or sale of Receivables or asset-backed securities to such Securitization Subsidiary and customarily necessary or desirable in connection with such transactions.

“Securitization Transaction” means any transaction or series of transactions that have been or may be entered into by the Company or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Subsidiary or (ii) any other Person, or may grant a security interest in, any Receivables or asset-backed securities or interest therein (whether such Receivables or securities are then existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all security interests in the property or services financed thereby, the proceeds of such Receivables or asset-backed securities and any other assets which are sold or in respect of which security interests are granted in connection with securitization transactions involving such assets.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Securities Act, as such Regulation is in effect on the Issue Date.

“Subsidiary,” with respect to any Person, means

(1)                                 any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors or managers under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or

(2)                                 any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 (15 U.S. Code sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03 hereof).

“Trust Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust department (or any successor unit, department or division of the Trustee) located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer, trust officer or person performing similar functions to whom such matter is referred because of his or her knowledge of and familiarity of the particular subject.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“Unrestricted Certificated Note” means a Certificated Note that does not bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that is deposited with or on behalf of and registered in the name of the Depository, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means

(1)                                 any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Governing Body of the Company in the manner provided below;

(2)                                 any Subsidiary of an Unrestricted Subsidiary; and

(3)                                 any successor by merger or consolidation of an Unrestricted Subsidiary unless such merger or consolidation is with a Restricted Subsidiary;

provided that each Subsidiary of the Company in existence on the Issue Date, other than CNH Capital America LLC, CNH Capital Canada Ltd. and New Holland Credit Company, LLC, shall be considered an Unrestricted Subsidiary.

The Governing Body of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated has total assets of $1,000 or less.

The Governing Body of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation, no default shall have occurred and be continuing.  Any such designation by the Governing Body shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Governing Body giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

“U.S. Person” means a “U.S. person” as defined in Rule 902(k) under the Securities Act.

“Yield to Maturity” means the yield to maturity, calculated at the time of issuance of the Notes, calculated in accordance with generally accepted financial practice.

Section 1.02                             Other Definitions.

The definitions of the following terms may be found in the sections indicated as follows:

Term	Defined in Section

“Additional Interest”	Exhibits A and B
“Additional Interest Payment Date”	Exhibits A and B
“Additional Notes”	2.02
“Agent Members”	2.15
“Authenticating Agent”	2.02
“Bankruptcy Code”	9.04
“Bankruptcy Law”	6.01
“Change of Control Offer”	4.07
“Change of Control Payment”	4.07
“Change of Control Payment Date”	4.07
“Covenant Defeasance”	9.03
“Custodian”	6.01
“Event of Default”	6.01
“Future Guarantor”	10.03
“Global Note Legend”	2.17
“Global Notes”	2.01
“Indirect Participant”	2.15

Term	Defined in Section

“Legal Defeasance”	9.02
“Legal Holiday”	11.07
“Make-Whole Redemption”	Exhibits A and B
“144A Global Note”	2.01
“Paying Agent”	2.03
“payment default”	6.01
“Private Placement Legend”	2.17
“Registered Exchange Offer”	2.16
“Registrar”	2.03
“Registration Default”	Exhibits A and B
“Regulation S Global Note”	2.01
“sale and leaseback transaction”	4.04

Section 1.03                             Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and the Guarantees.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor on the indenture securities” means the Company, the Guarantors or any other obligor on the Notes and the Guarantees.

All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

Section 1.04                             Rules of Construction.

Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 words in the singular include the plural, and in the plural include the singular;

(5)                                 words used herein implying any gender shall apply to every gender;

(6)                                 “$”, “U.S. Dollars” and “Dollars” each refers to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts; and

(7)                                 whenever in this Indenture there is mentioned, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.

ARTICLE 2

THE NOTES

Section 2.01                             Form and Dating.

The Initial Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The Exchange Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit B hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or Depository rule or usage.  The form of the Notes and any notation, legend or endorsement on them shall be satisfactory to both the Company and the Trustee.  Each Note shall be dated the date of its issuance and shall show the date of its authentication.

The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

The Notes shall be issued initially in the form of two or more permanent global Notes (the “Global Notes”).  Notes offered and sold (i) in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A (the “144A Global Note”) and (ii) in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the “Regulation S Global Note”), and in each case shall be deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

Section 2.02                             Execution and Authentication.

The Notes shall be executed on behalf of the Company by two Officers of the Company or an Officer and the Secretary of the Company.  Such signatures may be either manual or facsimile.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee signs the certificate of authentication on the Note.  Such signature shall be manual.  Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee or an authentication agent (the “Authenticating Agent”) shall authenticate (i) Initial Notes for original issue on the date of this Indenture in the aggregate principal amount not to exceed $500,000,000, (ii) additional Notes (“Additional Notes”) for original issue following the date of this Indenture in unlimited aggregate principal amount (so long as permitted by the terms of this Indenture) for original issue upon a written order of the Company in the form of an Officers’ Certificate in aggregate principal amount as specified in such order, and (iii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes or Additional Notes, as the case may be, in each case upon written orders of the Company in the form of an Officers’ Certificate.  The Officers’ Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication, whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes, and shall further specify the amount of such Notes to be issued as a Global Note or Certificated Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.  In authenticating the Notes, the Trustee shall receive, and subject to the TIA will be fully protected in relying upon, an Opinion of Counsel stating:

(1)                                 if the form of the Notes has been established in conformity with the provisions of this Indenture,

(2)                                 that this Indenture, the Guarantees and such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company and each Guarantor enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting creditors’ rights and by general principles of equity; and

(3)                                 that all conditions precedent in respect of the authentication and delivery by the Trustee of such Notes have been complied with.

Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an Authenticating Agent to authenticate Notes.  Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company.  An Authenticating Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.  An Authenticating Agent has the same right as an Agent to deal with the Company and Affiliates of the Company.

The Notes shall be issuable only in registered form without coupons and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.03                             Registrar and Paying Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Notes may be presented for payment (“Paying Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which shall initially be the Corporate Trust Office of the Trustee.  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Registrar shall provide the Company a current copy of such register from time to time upon request of the Company.  The Company may have one or more co-Registrars and one or more additional Paying Agents.  Neither the Company nor any Affiliate of the Company may act as Paying Agent.  The Company may change any Paying Agent, Registrar or co-Registrar without notice to any Holder.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee of the name and address of any such Agent.  If the Company fails to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such.  The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 2.04                             Paying Agent to Hold Assets in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee in writing of any Default in making any such payment.  The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to forthwith distribute to the Trustee all assets so held in trust by such Paying Agent together with a complete accounting of such sums.  Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.05                             Noteholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee on or before each January 15 and July 15 in each year, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders which list may be conclusively relied on by the Trustee.

Section 2.06                             Transfer and Exchange.

Subject to the provisions of Sections 2.15 and 2.16 hereof, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the

Holder thereof or his attorney duly authorized in writing.  To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s or co-Registrar’s request.  No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge in connection therewith payable by the transferor of such Notes (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.07 or 9.06 hereof, in which event the Company shall be responsible for the payment of such taxes).

The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of 15 Business Days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article 3 hereof, except the unredeemed portion of any Note being redeemed in part.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry in accordance with the applicable procedures of the Depository.

Section 2.07                             Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder presents evidence to the satisfaction of the Company and the Trustee that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note.  An indemnity or a security bond may be required by the Company or the Trustee that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced.  In every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or the theft of such Note and the ownership thereof.  Each of the Company and the Trustee may charge for its expenses in replacing a Note.  In the event any such mutilated, lost, destroyed or wrongfully taken Note has become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.  The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Every replacement Note is an additional obligation of the Company.

Section 2.08                             Outstanding Notes.

Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

If a Note is replaced pursuant to Section 2.07 hereof (other than a mutilated Note surrendered for replacement), it ceases to be outstanding until the Company and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a protected purchaser.  A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07 hereof.

If on a Redemption Date or the Maturity Date, the Paying Agent holds U.S. legal tender sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.09                             Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered.  The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

Section 2.10                             Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers’ Certificate.  The Officers’ Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

Section 2.11                             Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, dispose of and deliver evidence of such disposal of all Notes surrendered for registration of transfer, exchange, payment or cancellation in accordance with the Trustee’s then existing procedures therefor.  Subject to Section 2.07 hereof, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.  If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.  In no event shall the Trustee be required to destroy cancelled Notes.

Section 2.12                             Defaulted Interest.

The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under Bankruptcy Law) at the rate of interest then borne by the Notes.  The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate of interest then borne by the Notes.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day.  At least 15 days before the subsequent special record date, the Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) hereof shall be paid to Holders as of the Record Date for the Interest Payment Date for which interest has not been paid.

Section 2.13                             Deposit of Moneys.

Prior to 12:00 noon, New York City time, on each Interest Payment Date, Redemption Date, Change of Control Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to make payments, if any, due on such Interest Payment Date, Redemption Date, Change of Control Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date, Redemption Date, Change of Control Payment Date or Maturity Date, as the case may be.  The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby.  The principal and interest on Notes in certificated form shall be payable at the office of the Paying Agent.

Section 2.14                             CUSIP Number.

The Company in issuing the Notes may use “CUSIP”, “ISIN” or such other numbers, and if so, the Trustee shall use such CUSIP, ISIN or such other numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or such other numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee of any change in the CUSIP, ISIN or such other number.

Section 2.15                             Book-Entry Provisions for Global Notes.

(a)                                 The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.17 hereof.

Members of, or participants in, the Depository (“Agent Members”), and any other Person who holds a beneficial interest in a Global Note through an Agent Member (an “Indirect Participant”), shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members or Indirect Participants, the operation of customary practices governing the exercise of the rights of a Holder.

(b)                                 A Global Note may not be transferred or exchanged for another Note other than as provided in Section 2.16(f).  Interests of beneficial owners in the Global Notes may be transferred or exchanged for Certificated Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16 hereof, but only if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note or the Depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a qualified successor Depository is not appointed by the Company within 120 days of such notice, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Certificated Notes.  In any such case, the Company will notify the Trustee in writing that, upon surrender by such Agent Members and Indirect Participants of their interests in such Global Note, Certificated Notes will be issued to each Person that such Agent Members and Indirect Participants and the Depository identify as being the beneficial owner of the related Notes pursuant to paragraph (c) of this Section 2.15.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 of this Indenture.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.15 or Section 2.07 or 2.10 of this Indenture, shall be authenticated and delivered in the form of, and shall be, a Certificated Note.

(c)                                  In connection with the exchange of beneficial interests in Global Notes for Certificated Notes pursuant to paragraph (b)(i) and (ii), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation and pursuant to paragraph (b) the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly, and in each case the Company shall execute, and the Trustee shall, upon receipt of an authentication order from the Company in the form of an Officers’ Certificate, authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Certificated Notes of authorized denominations.

(d)                                 Any Certificated Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by Section 2.16 hereof, bear the Private Placement Legend.

(e)                                  The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Indirect Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.16                             Registration of Transfers and Exchanges.

(a)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth in this Indenture to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)                                     Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, no transfer of beneficial interests in a

Regulation S Global Note may be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers) unless permitted by applicable law and made in compliance with subparagraphs (ii) and (iii) below.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.16(a)(i) unless specifically stated above.

(ii)                                  All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.16(a)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from an Agent Member or an Indirect Participant given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase or, (B) (1) if Certificated Notes are at such time permitted to be issued pursuant to this Indenture, a written order from an Agent Member or an Indirect Participant given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to cause to be issued a Certificated Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Certificated Note shall be registered to effect the transfer or exchange referred to in (1) above.  Upon consummation of an Exchange Offer (as defined in the Registration Rights Agreement) by the Company in accordance with Section 2.16(e), the requirements of this Section 2.16(a)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.16(h).

(iii)                               Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.16(a)(ii) above and the Registrar receives the following:

(A)                               if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate substantially in the form of Exhibit C hereto, including the certifications in item (1) thereof; and

(B)                               if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate substantially in the form of Exhibit C hereto, including the certifications in item (2) thereof.

(iv)                              Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any

Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.16(a)(ii) above and:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;

(B)                               such transfer is effected pursuant to a Shelf Registration Statement (as defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement;

(C)                               such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(y)                                 if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof, or

(z)                                  if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(b)                                 Transfer or Exchange of Beneficial Interests in Global Notes for Certificated Notes.

(i)                                     Beneficial Interests in Restricted Global Notes to Restricted Certificated Notes.  Subject to Section 2.15(b) hereof, if any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Certificated Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Certificated Note, a certificate from such Holder substantially in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;

(B)                               if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

(C)                               if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Regulation S under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

(E)                                if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

(F)                                 if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.16(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Certificated Note in the appropriate principal amount.  Any Restricted Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.16(b) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Agent Member or Indirect Participant.  The Trustee shall deliver such Restricted Certificated Notes to the Persons in whose names such Notes are so registered.  Any Restricted Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.16(b)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)                                  Beneficial Interests in Restricted Global Notes to Unrestricted Certificated Notes.  Subject to Section 2.15(b) hereof, a Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Certificated

Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note only if:

(A)                               such exchange or transfer is effected pursuant to a registered exchange offer in accordance with the Registration Rights Agreement (a “Registered Exchange Offer”) and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;

(B)                               such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(y)                                 if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Certificated Note that does not bear the Private Placement Legend, a certificate from such Holder substantially in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or

(z)                                  if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Certificated Note that does not bear the Private Placement Legend, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (4) thereof, and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

(iii)                               Beneficial Interests in Unrestricted Global Notes to Unrestricted Certificated Notes.  Subject to Section 2.15(b) hereof, if any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Note, then, upon satisfaction of the conditions set forth in Section 2.16(a)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.16(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Note in the appropriate principal amount.  Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.16(b)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Agent Member or Indirect Participant.  The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered.  Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.16(b)(iii) shall not bear the Private Placement Legend.

(c)                                  Transfer and Exchange of Certificated Notes for Beneficial Interests in Global Notes.

(i)                                     Restricted Certificated Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;

(B)                               if such Restricted Certificated Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof; or

(C)                               if such Restricted Certificated Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Regulation S, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Certificated Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(ii)                                  Restricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Certificated Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;

(B)                               such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(y)                                 if the Holder of such Certificated Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or

(z)                                  if the Holder of such Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.16(c)(ii), the Trustee shall cancel the Certificated Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)                               Unrestricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Certificated Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from an Unrestricted Certificated Note or a Restricted Certificated Note, as the case may be, to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 of this Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Certificated Notes or Restricted Certificated Notes, as the case may be, so transferred.

(d)                                 Transfer and Exchange of Certificated Notes for Certificated Notes.  Upon request by a Holder of Certificated Notes and such Holder’s compliance with the provisions of this Section 2.16(d), the Registrar shall register the transfer or exchange of Certificated Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Certificated Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.16(d).

(i)                                     Restricted Certificated Notes to Restricted Certificated Notes.  Any Restricted Certificated Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Certificated Note if the Registrar receives the following:

(A)                               if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(B)                               if the transfer will be made pursuant to Regulation S, then the transferor must deliver a certificate substantially in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

(C)                               if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate substantially in the form of Exhibit C hereto, including the certifications in item (3) thereof and, if the Registrar so requests, a certification or Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such transfer is in compliance with the Securities Act.

(ii)                                  Restricted Certificated Notes to Unrestricted Certificated Notes.  Any Restricted Certificated Note may be exchanged by the Holder thereof for an Unrestricted Certificated Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Certificated Note if:

(A)                               such exchange or transfer is effected pursuant to a Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;

(B)                               any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(y)                                 if the Holder of such Restricted Certificated Notes proposes to exchange such Notes for an Unrestricted Certificated Note, a certificate from such Holder substantially in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or

(z)                                  if the Holder of such Restricted Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)                               Unrestricted Certificated Notes to Unrestricted Certificated Notes.  A Holder of Unrestricted Certificated Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Certificated Notes pursuant to the instructions from the Holder thereof.

(e)                                  Exchange Offer.  Upon the occurrence of a Registered Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) any beneficial interests in Unrestricted Global Notes received by such Person will be acquired in the ordinary course of business, (y) such Person has no arrangement or understanding with any other Person to participate in the distribution of the Notes or the Exchange Notes within the meaning of the Securities Act and (z) they are not “affiliates” (as defined in Rule 144) of the Company, and accepted for exchange in a Registered Exchange Offer and (ii) Certificated Notes in an aggregate principal amount equal to the principal amount of the Restricted Certificated Notes accepted for exchange in a Registered Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly and shall adjust the aggregate principal amount of the relevant Global Notes pursuant to Section 2.16(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Certificated Notes so accepted Unrestricted Certificated Notes in the appropriate principal amount.

(f)                                   Restrictions on Transfer and Exchange of Global Notes.  Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(g)                                  Private Placement Legend.  Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend.  Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Notes without the Private Placement Legend if, (i) the Resale Restriction Termination Date shall have occurred, (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

(h)                                 Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on the Schedule of Increases or Decreases attached to such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on the Schedule of Increases or Decreases attached to such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(i)                                     General.  By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

None of the Company, the Trustee, any agent of the Company or the Trustee (including any Paying Agent or Registrar) will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 hereof or this Section 2.16.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.17                             Restrictive Legends.

Each Global Note and Certificated Note that constitutes a Restricted Security shall bear the following legend (the “Private Placement Legend”) on the face thereof until the Resale Restriction Termination Date, unless otherwise agreed to by the Company and the Holder thereof:

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE.  NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

Each purchaser of Notes offered in reliance on Regulation S understands that such Regulation S Global Notes will, unless otherwise agreed by the issuer and the Holder thereof, bear a legend substantially to the following effect:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Each Global Note shall also bear the following legend (the “Global Note Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR

OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

ARTICLE 3

REDEMPTION

Section 3.01                             Notices to Trustee.

If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, at least 60 days prior to the Redemption Date or during such other period as the Trustee may agree to, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price, and deliver to the Trustee an Officers’ Certificate stating that such redemption will comply with the conditions contained herein and in the Notes, as appropriate.  If the Redemption Price is not known at the time such notice is to be given, the actual Redemption Price, calculated as described in the terms of the Notes to be redeemed, will be set forth in an Officers’ Certificate of the Company delivered to the Trustee no later than two Business Days prior to the Redemption Date. A notice of redemption may not be conditional.

Section 3.02                             Selection of Notes to Be Redeemed.

In the event that less than all of the Notes are to be redeemed at any time, and the Notes are Global Notes, the particular Notes to be redeemed shall be selected by the Depository in accordance with its standard procedures. If the particular Notes to be redeemed are not Global Notes, selection of the Notes to be redeemed shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part.  A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon delivery of the original Note to the Paying Agent and cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agents funds in U.S. legal tender in satisfaction of the applicable Redemption Price pursuant to this Indenture.

Section 3.03                             Notice of Redemption.

Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 calendar days before the Redemption Date to each Holder to be redeemed at its registered address or otherwise delivered to each Holder in accordance with applicable procedures of the Depository Trust Company.  If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

The notice shall identify the Notes to be redeemed (including the CUSIP, ISIN or other number(s) thereof) and shall state:

(1)                                 the Redemption Date;

(2)                                 the Redemption Price and the amount of accrued interest, if any, to be paid;

(3)                                 that, if any Note is being redeemed in part, the portion of the principal amount (equal to $2,000 in principal amount or any integral multiple of $1,000 in excess thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued, or if the Note is a Global Note an adjustment shall be made on the Schedule attached thereto;

(4)                                 the name, address and telephone number of the Paying Agent;

(5)                                 that Notes called for redemption must be surrendered to the Paying Agent at the address specified to collect the Redemption Price plus accrued interest, if any;

(6)                                 that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

(7)                                 the subparagraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

(8)                                 if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

Section 3.04                             Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.03 hereof is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including any premium, plus accrued interest to the Redemption Date, if any.  Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, including any premium, plus accrued interest to the Redemption Date, if any; provided that if the Redemption Date is after a Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date.

Section 3.05                             Deposit of Redemption Price.

(a)                                 On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Company shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date, and if the Note is a Global Note an adjustment shall be made on the Schedule attached thereto.

(b)                                 On and after any Redemption Date, if U.S. legal tender sufficient to pay the Redemption Price of and accrued interest on Notes called for redemption shall have been made available in accordance with clause (a), the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to the proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date.  If any Note called for redemption shall not be so paid, interest will continue to accrue and be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided for in Section 2.12 hereof.

Section 3.06                             Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE 4

COVENANTS

Section 4.01                             Payment of Notes.

The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture.  An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds, for the benefit of the Holders, on or prior to 12:00 noon, New York City time, on that date U.S. legal tender designated for and sufficient to pay such installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal and interest on overdue interest, to the extent lawful as provided for in Section 2.12 hereof.

Section 4.02                             Reports to Holders.

The Company will deliver to the Trustee, within 15 days after it is required to file them with the Commission, copies of : (A) annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); (B) reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); (C) reports on Form 8-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); and (D) any other information, documents or other reports which the Company would be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, if the Company is not obligated to file the information, documents and reports described in clauses (A), (B), (C) or (D) of this sentence with the Commission, or if the Commission does not permit such filing, the Company shall make available such information, documents and reports to prospective purchasers of the Notes, in addition to providing such information to the Trustee and the Holders, in each case within 30 days after the time the Company would have been required to file such information with the Commission, if it were subject to Section 13 or 15(d) of the Exchange Act.  The Company shall be deemed to have furnished such information, documents or reports to the Trustee, the Holders and/or prospective purchasers of the Notes, if the Company has filed such information, documents or reports with the Commission via the EDGAR filing system (or any successor system) and/or posted such information, documents or reports on the Company’s website and such information, documents or reports are publicly available.  The Trustee shall have no obligation to determine whether or not such information, documents or reports have been filed through the EDGAR filing system (or such successor thereto) or posted on the Company’s website.  For so long as any Notes remain outstanding during any period when the Company is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the Commission with information pursuant to Rule 12g3-2(b) under the Exchange Act, the Company will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Company will transmit by mail to all Holders, as the names and addresses of such Holders appear upon the register, within 30 days after the filing thereof with the Trustee, the summaries of information, documents and reports required to be filed by the Company, if any, pursuant to this Indenture as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery to the Trustee of any such reports, certificates, information or documents or any annual reports, information, documents and other reports pursuant to Section 314(a) of the Trust Indenture Act is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including compliance by the Company with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.03                             Limitation on Secured Indebtedness.

The Company will not, nor shall it permit any Restricted Subsidiary to, incur, issue, assume, guarantee or create any Secured Indebtedness without effectively providing concurrently with the incurrence, issuance, assumption, guaranty or creation of any such Secured Indebtedness that the outstanding Notes (together with, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinated to the outstanding Notes) shall be secured equally and ratably with (or prior to) such Secured Indebtedness, so long as such Secured Indebtedness will be secured by a Lien, unless, after giving effect thereto, the sum of the aggregate amount of (a) all outstanding Secured Indebtedness of the Company and its Restricted Subsidiaries, plus (b) all Attributable Debt in respect of sale and leaseback transactions (with the exception of Attributable Debt which is excluded pursuant to clauses (1) to (6) inclusive of Section 4.04 below), plus (c) all Indebtedness of CNH Capital Canada Ltd. (other than Indebtedness of CNH Capital Canada Ltd. owed to CNH Industrial, or any Parent of CNH Industrial, or any of the Subsidiaries of CNH Industrial or any Parent of CNH Industrial) to the extent not included under (a) or (b) above, would not exceed 15% of Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries; provided, however, that this restriction will not apply to, and there will be excluded from Secured Indebtedness in any computation under this Section 4.03, Indebtedness secured by:

(1)                                 Liens on property of any Person existing at the time such Person becomes a Subsidiary;

(2)                                 Liens on property existing at the time of acquisition thereof or incurred within 180 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by the Company or any Restricted Subsidiary;

(3)                                 Liens on property hereafter acquired (or constructed) by the Company or any Restricted Subsidiary and created prior to, at the time of, or within 270 days after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof;

(4)                                 Liens in favor of the Company or any Restricted Subsidiary;

(5)                                 Liens in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute;

(6)                                 Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from Federal income taxation pursuant to Section 103(a) of the Internal Revenue Code of 1954, as amended;

(7)                                 Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Indebtedness, if made and continuing in the ordinary course of business;

(8)                                 Liens under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety and appeal bonds to which the Company or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or Liens imposed by law, such as laborers’ or other employees’, carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ Liens and Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or Liens for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the Company or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens as to the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the good faith opinion of the Governing Body of the Company, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

(9)                                 Liens (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any of its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Subsidiaries in the ordinary course of business;

(10)                          Liens relating to collateral provided to any counterparty of the Company or any of its Subsidiaries in connection with any Hedging Transaction; or

(11)                          any extension, renewal, refunding or replacement of the foregoing.

Section 4.04                             Limitations on Sales and Leasebacks.

The Company will not, nor shall it permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any property of the Company or any Restricted Subsidiary, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person (a “sale and leaseback transaction”) unless, after giving effect thereto, the sum of the aggregate amount of (a) all Attributable Debt with respect to all such sale and leaseback transactions, plus (b) all Secured Indebtedness (with the exception of Indebtedness secured by Liens which are incurred, issued, assumed, guaranteed, created or permitted pursuant to clauses (1) to (11) inclusive of Section 4.03 above), plus (c) all Indebtedness of CNH Capital Canada Ltd. (other than Indebtedness of CNH Capital Canada Ltd. owed to CNH Industrial, or any Parent of CNH Industrial, or any of the Subsidiaries of CNH Industrial or any Parent of CNH Industrial) to the extent not included under (a) or (b) above, would not exceed 15% of Consolidated Net Tangible Assets.  This Section 4.04 shall not apply to, and there shall be excluded from Attributable Debt in any computation under this Section 4.04 or under Section 4.03, Attributable Debt with respect to any sale and leaseback transaction if:

(1)                                 The Company or applicable Restricted Subsidiary is permitted to incur Indebtedness secured by a Lien pursuant to clauses (1) to (11) inclusive of Section 4.03 on the property to be leased, in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction, without equally and ratably securing the Notes;

(2)                                 The Company or applicable Restricted Subsidiary, within 270 days after the sale or transfer shall have been made by the Company or applicable Restricted Subsidiary, shall apply an amount in cash equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to such arrangement or (ii) the fair market value of the property so leased at the time of entering into such arrangement (as determined by the President, the Chief Financial Officer or the Treasurer of the Company) to the retirement of Secured Indebtedness of the Company or any Restricted Subsidiary (other than Secured Indebtedness owned by the Company or any Restricted Subsidiary); provided, however, that no retirement referred to in this clause (2) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision of any Secured Indebtedness;

(3)                                 The Company or a Restricted Subsidiary applies the net proceeds of the sale or transfer of the property leased pursuant to such transaction to the purchase of other property or assets used or useful in the Company’s or any Restricted Subsidiary’s business within 270 days prior or subsequent to such sale or transfer;

(4)                                 the effective date of any such arrangement is within 270 days of the acquisition of the applicable property (including, without limitation, acquisition by merger or consolidation) or the completion of construction and commencement of operation thereof, whichever is later;

(5)                                 the lease in such sale and leaseback transaction is for a period, including renewals, of not more than three years; or

(6)                                 the sale and leaseback transaction is entered into between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

Section 4.05                             Compliance with Parent Support Agreement.

The Company (a) shall observe and perform in all material respects all of its covenants or agreements contained in the Parent Support Agreement, (b) shall use commercially reasonable efforts to cause CNH Industrial to observe and perform in all material respects all covenants or agreements of CNH Industrial contained in the Parent Support Agreement and (c) shall not waive compliance under, amend in any material respect or terminate the Parent Support Agreement; provided, however, that the Parent Support Agreement may, in accordance with the terms thereof, be modified, amended or terminated, at CNH Industrial’s election, upon thirty days prior written notice to the Company and to Moody’s and S&P if (i) such modification, amendment or termination would not result in a downgrade of the Company’s rated indebtedness by Moody’s or S&P; (ii) the modification, amendment or notice of termination provides that the Parent Support Agreement shall continue in effect with respect to the Company’s rated indebtedness outstanding on the effective date of the modification, amendment or termination; or (iii) there is no long-term rated indebtedness of the Company outstanding.

Section 4.06                             Issuance of Subsidiary Guarantees.

The Company shall not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to be obligated as a guarantor, other than as a result of any bank or other depositary institution’s right of set-off, of the obligation of the Company or any other Person under any Indebtedness in excess of $50.0 million in the aggregate unless such Restricted Subsidiary concurrently therewith:

(1)                                 executes and delivers to the Trustee a supplemental indenture substantially in the form of Exhibit E hereto pursuant to which such Subsidiary shall unconditionally Guarantee all of the Company’s obligations under the Notes and this Indenture on the terms set forth in this Indenture for so long as such guaranteed Indebtedness exceeds $50.0 million in the aggregate; and

(2)                                 delivers to the Trustee an Opinion of Counsel (which may contain customary exceptions) that such supplemental indenture substantially in the form of Exhibit E hereto has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary.

Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture until such Guarantee is released in accordance with the provisions of Section 10.06 hereof.  The Company may cause any other Subsidiary of the Company to issue a Guarantee and become a Guarantor.

Section 4.07                             Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require that the Company purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, thereon to the date of purchase (the “Change of Control Payment”) in accordance with the procedures set forth below.

Within 30 days following the date on which the Change of Control Triggering Event occurs, the Company must send by first-class mail, or otherwise deliver to each Holder in accordance with the applicable procedures of the Depository Trust Company, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.  Such notice shall state:

(1)                                 that the Change of Control Offer is being made pursuant to this Section 4.07 and that all Notes tendered shall be accepted for payment;

(2)                                 the Change of Control Payment and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”));

(3)                                 that any Note not tendered shall continue to accrue interest;

(4)                                 that, unless the Company defaults in the payment of the Change of Control Payment, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)                                 that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of the Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)                                 that Holders shall be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

(7)                                 that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

(8)                                 any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

(9)                                 the name and address of the Paying Agent.

On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered, and (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

Subject to applicable Depository procedures with respect to Global Notes, the Paying Agent shall as promptly as practicable mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Company and the Trustee shall as promptly as practicable execute and authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note in principal amount equal to any unpurchased portion of the Notes surrendered, if any; provided however, that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.07, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.07 by virtue thereof.

Section 4.08                             Payments for Consent.

The Company shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes or the Guarantees unless such consideration is offered to be paid to all Holders who so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

Section 4.09                             Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenant that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.10                             Compliance Certificate; Notice of Default; Tax Information.

(a)                                 The Company shall deliver to the Trustee, within 90 days after the end of its fiscal year an Officers’ Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) stating that a review of the activities of the Company and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all or such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.  The Officers’ Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

(b)                                 (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 11.02 hereof, by registered or certified mail or facsimile transmission followed by hard copy by overnight courier, registered or certified mail an Officers’ Certificate specifying such Default or Event of Default, notice or other action, the status thereof and what action the Company is taking or proposes to take within five Business Days of its becoming aware of such occurrence.

(c)                                  The Company, or one of its representatives, agents or employees, shall calculate and deliver to the Trustee all original issue discount information to be reported by the Trustee to Holders as required by applicable law.

Section 4.11                             Payment of Taxes and Other Claims.

The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

Section 4.12                             Maintenance of Office or Agency.

The Company shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee at its Corporate Trust Office.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Corporate Trust Office of the Trustee set forth in Section 11.02 hereof as such office of the Company.

Section 4.13                             Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its limited liability company existence, and the corporate, partnership or limited liability company or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of each such Subsidiary and (ii) the material rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries except where the failure to preserve and keep in full force and effect any such rights, licenses and franchises shall not have a material adverse effect on the financial condition, business, operations or prospects of the Company and its Subsidiaries taken as a whole; and provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, limited liability company, partnership or other existence of any of its Subsidiaries, if the Governing Body of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.14                             Compliance with Laws.

The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

Section 4.15                             Maintenance of Properties and Insurance.

(a)                                 The Company shall cause all material properties owned by or leased by it or any of its Subsidiaries used or useful to the conduct of the Company’s business or the business of any of its Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.15 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Governing Body of the Company or of the Governing Body of any Subsidiary of the Company concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the Company or any of its Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Subsidiary of the Company, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

(b)                                 The Company shall maintain, and shall cause its respective Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers’ compensation and interruption of business insurance.

ARTICLE 5

SUCCESSOR CORPORATION

Section 5.01                             Limitation on Merger, Consolidation and Sale of Assets.

(a)                                 The Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, and the Company shall not permit any Person to consolidate with or merge with or into the Company or convey, transfer or lease all or substantially all of its properties and assets to the Company unless:

(1)                                 the Person formed by such consolidation or with or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company shall be a Person organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on the Notes and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall expressly assume all obligations of the Company under the Registration Rights Agreement and the Parent Support Agreement;

(2)                                 immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Default or Event of Default shall have occurred and be continuing;

(3)                                 if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company or any Subsidiary would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Notes equally and ratably with (or prior to) all indebtedness secured thereby; and

(4)                                 the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, substantially in the form of Exhibit E hereto, comply with the applicable provisions of this Indenture and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(b)                                 For purposes of the foregoing, the conveyance, transfer or lease of all or substantially all of the properties or assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(c)                                  No Guarantor (other than a Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture) shall consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, and the Company shall not permit any Person to consolidate with or merge with or into any other Guarantor or convey, transfer or lease all or substantially all of its properties and assets to any other Guarantor, unless:

(1)                                 if such Guarantor shall consolidate with or merge with or into another Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or with or into which such Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of such Guarantor shall be organized and validly existing under the laws of (x) if such Guarantor is organized and existing under the laws of the United States or any State thereof or the District of Columbia, the United States or any State thereof or the District of Columbia; or (y) if such Guarantor is organized and existing under the laws of any other jurisdiction (i) a member state of the European Union (as it exists on the Issue Date), (ii) the United States or any State thereof or the District of Columbia or (iii) the jurisdiction of organization or existence of such Guarantor to which such consolidation or merger relates and, in each case, shall expressly assume, by a supplemental indenture substantially in the form of Exhibit E hereto, all of the obligations of such Guarantor under this Indenture, such Guarantor’s Guarantee and the Registration Rights Agreement;

(2)                                 immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of such Guarantor as a result of such transaction as having been incurred by such Guarantor at the time of such transaction, no Default or Event of Default shall have happened and be continuing;

(3)                                 if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of such Guarantor would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, such Guarantor or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure its Guarantee of the Notes equally and ratably with (or prior to) all indebtedness secured thereby; and

(4)                                 such Guarantor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture, substantially in the form of Exhibit E hereto, is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Section 5.02                             Successor Person Substituted.

(a)                                 Upon any consolidation of the Company with, or merger of the Company with or into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with the foregoing, the successor Person formed by such consolidation or with or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and in the event of any such conveyance, transfer or lease, the Company (which term shall for this purpose mean the Person named as the Company or any successor corporation which shall have theretofore become such in the manner prescribed above) shall be discharged from all liability under this Indenture and in respect of the Notes or its Guarantee, as the case may be, and be dissolved and liquidated.

(b)                                 Upon any consolidation of a Guarantor with, or merger of such Guarantor with or into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of such Guarantor in accordance with the foregoing, the successor Person formed by such consolidation or with or into which such Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of such Guarantor under this Indenture with the same effect as if such successor Person had been a Guarantor under this Indenture; and in the event of any such conveyance, transfer or lease, such

Guarantor (which term shall for this purpose mean the Person named as such Guarantor or any successor corporation which shall have theretofore become such in the manner prescribed above) shall be discharged from all liability under this Indenture and in respect of its Guarantee of the Notes, and be dissolved and liquidated.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01                             Events of Default.

Each of the following is an “Event of Default”:

(a)                                 the failure to pay interest on any Notes when the same becomes due and payable and such default continues for a period of 30 days;

(b)                                 the failure to pay the principal of any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer);

(c)                                  a default in the performance, or breach, of any term or provision of Section 4.05(c);

(d)                                 a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01 which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(e)                                  a default under any Indebtedness of the Company, any Restricted Subsidiary of the Company or any Guarantor that, in the case of any such Restricted Subsidiary or Guarantor, is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company and/or Guarantors that, together would constitute a Significant Subsidiary (or the payment of which is guaranteed by the Company or any such Restricted Subsidiary of the Company or Guarantor or group of Restricted Subsidiaries of the Company and/or Guarantors), whether such Indebtedness now exists or is created after the Issue Date, which default (A) is caused by a failure to pay principal of such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a “payment default”) or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates to an amount in excess of $75.0 million;

(f)                                   one or more judgments in an aggregate amount in excess of $75.0 million not covered by adequate insurance shall have been rendered against the Company, any Restricted Subsidiary of the Company or any Guarantor, that, in the case of any such Restricted Subsidiary or Guarantor, is a Significant Subsidiary or group of Restricted Subsidiaries of the Company that, together, would constitute a Significant Subsidiary and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

(g)                                  the Company, any Restricted Subsidiary of the Company or any Guarantor that, in the case of such Restricted Subsidiary or Guarantor, is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company and/or Guarantors that together would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)                               commences a voluntary case,

(B)                               consents to the entry of an order for relief against it in an involuntary case,

(C)                               consents to the appointment of a Custodian of it or for all or substantially all of its property,

(D)                               makes a general assignment for the benefit of its creditors,

(E)                                generally is not able to pay its debts as they become due, or

(F)                                 takes any corporate action to authorize or effect any of the foregoing;

(h)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                               is for relief against the Company, any Restricted Subsidiary of the Company or any Guarantor that, in the case of such Restricted Subsidiary or Guarantor, is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company and/or Guarantors that together would constitute a Significant Subsidiary in an involuntary case,

(B)                               appoints a Custodian of the Company, any Restricted Subsidiary of the Company or any Guarantor that, in the case of such Restricted Subsidiary or Guarantor, is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company and/or Guarantors that together would constitute a Significant Subsidiary or for all or substantially all of the property of the Company, any Restricted Subsidiary of the Company or any Guarantor that, in the case of such Restricted Subsidiary or Guarantor, is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company and/or Guarantors that together would constitute a Significant Subsidiary, or

(C)                               orders the liquidation of the Company, any Restricted Subsidiary of the Company or any Guarantor that, in the case of such Restricted Subsidiary or Guarantor, is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company and/or Guarantors that together would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; and

(i)                                     any Guarantee of any Guarantor ceases to be in full force and effect or any Guarantee of such Guarantor is declared to be null and void and unenforceable or any Guarantee of such Guarantor is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of such Guarantor in accordance with the terms of this Indenture).

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.02                             Acceleration.

If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h)) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, premium, if any, and accrued interest on all the Notes to be due and payable by notice in writing to the Company and (if given by the Holders) the Trustee specifying the respective Events of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if:

(1)                                 the rescission would not conflict with any judgment or decree;

(2)                                 all existing Events of Default, other than nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived;

(3)                                 to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)                                 the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5)                                 in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(g) or (h) above, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.  If an Event of Default specified in Section 6.01(g) or (h) occurs with respect to the Company and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Section 6.03                             Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

Section 6.04                             Waiver of Past Defaults and Events of Default.

Subject to Sections 2.09, 6.02, 6.07 and 8.02 hereof, the Holders of a majority in principal amount of the Notes then outstanding have the right to waive past Defaults or Events of Default under this Indenture except a default in the payment of the principal of, or interest or premium, if any, on any Note as specified in clauses (a) and (b) of Section 6.01 or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders as provided for in Section 8.02.  The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively.  This paragraph of this Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05                             Control by Majority.

Subject to Section 2.09 hereof, the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture.  The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.  In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 6.06                             Limitation on Suits.

Subject to Section 6.07 below, no Holder shall have any right to institute any proceeding with respect to this Indenture or any remedy thereunder unless:

(1)                                 such Holder has given the Trustee written notice of a continuing Event of Default;

(2)                                 the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request to the Trustee to pursue the remedy;

(3)                                 such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense which may be incurred in compliance with such request;

(4)                                 the Trustee fails to institute such proceeding within 60 calendar days after receipt of such notice and the offer of indemnity; and

(5)                                 the Trustee has not received directions inconsistent with such written request during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.  The Trustee shall mail to all Holders any notice it receives from Holders under this Section.

Section 6.07                             Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, or premium, if any, or accrued interest of any Note held by such Holder on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08                             Collection Suit by Trustee.

If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of unpaid principal, premium and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and interest on overdue installments of interest, in each case at the rate set forth in Section 4.01 hereof, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                             Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

Section 6.10                             Priorities.

Any money collected by the Trustee pursuant to this Article and any other money or property distributable in respect of the Company’s obligations or any Guarantor’s obligations under this Indenture after an Event of Default shall be applied in the following order:

FIRST:  to the Trustee (including any predecessor Trustee) for amounts due or reasonably anticipated to become due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND:  if the Holders are forced to proceed against the Company or any Guarantor directly without the Trustee, to Holders for their collection costs;

THIRD:  to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

FOURTH:  to the Company or, to the extent the Trustee collects any amounts from any Guarantor, to such Guarantor.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11                             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

ARTICLE 7

TRUSTEE

Section 7.01                             Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing and has not been waived, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

(2)                                 In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions which are specifically required to be delivered to the Trustee by any provision of this Indenture to determine whether or not they conform to the requirements of this Indenture.

(c)                                  Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 This paragraph does not limit the effect of paragraphs (b) or (d) of this Section 7.01.

(2)                                 The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3)                                 The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)                                 No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)                                  Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

(f)                                   The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company.  Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

(g)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(h)                                 The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)                                    The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.

Section 7.02                             Rights of Trustee.

Subject to Section 7.01 hereof:

(a)                                 The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting with respect to any matters contemplated by this Indenture or the Notes it may consult with counsel and may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05 hereof.  The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c)                                  The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent (other than an agent who is an employee of the Trustee) so long as the appointment of such agent was made with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(e)                                  The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel, or any Opinion of Counsel, as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

(f)                                   The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g)                                  The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(h)                                 The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(i)                                     Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Company has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(j)                                    The Company will be responsible for making calculations called for under the Notes, including but not limited to determination of Additional Interest,  Redemption Price, premium, if any, and any other amounts payable on the Notes.  The Company will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders of the Notes.  The Company will provide a schedule of its calculations to the Trustee when applicable, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification.

Section 7.03                             Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company, or any Affiliates thereof, with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

Section 7.04                             Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Guarantees, the Parent Support Agreement or the Notes, it shall not be accountable for the Company’s use of the proceeds from the sale of Notes or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee’s certificate of authentication.  To the extent permitted by the TIA, the Trustee shall not be deemed to have a conflicting interest with respect to any other indenture of the Company or any Guarantor by virtue of being a trustee under this Indenture.  The Trustee shall have no responsibility or liability with respect to any information, statement or recital in any offering memorandum, prospectus, prospectus supplement or other disclosure material prepared or distributed with respect to the issuance of the Notes.

Section 7.05                             Notice of Defaults.

The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has received written notice of such Default or Event of Default at the Corporate Trust Office of the Trustee.

Within 90 days after the occurrence of any Default or Event of Default hereunder, the Trustee shall transmit by mail to Holders of Notes, as their names and addresses appear in the Registrar, a notice of the Default or Event of Default known to the Trustee, unless such default or Event of Default shall have been cured or waived.  Except in the case of a Default or an Event of

Default in payment of principal of, premium or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer and, except in the case of a failure to comply with Article 5 hereof, the Trustee may withhold the notice if and so long as its Governing Body, the executive committee of its Governing Body or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.  This Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA, and such proviso of Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 7.06                             Reports by Trustee to Holders.

If required by TIA Section 313(a), within 60 days after May 15 of any year, commencing the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a).  The Trustee also shall comply with TIA Section 313(b), (c) and (d).

Reports pursuant to this Section 7.06 shall be transmitted by mail:

(a)                                 to all registered Holders, as the names and addresses of such Holders appear on the Registrar’s books; and

(b)                                 to such Holder as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed.  The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

Section 7.07                             Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for the Trustee’s services.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable fees and expenses, including out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture or in connection with the collection of any funds.  Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

The Company shall indemnify each of the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability or expense incurred by them (including attorney’s fees and expenses) arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder, except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part.  The Trustee shall notify the Company promptly, in writing, of any claim asserted against the Trustee for which it may seek indemnity.  At the Trustee’s sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee.  The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.  The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of, premium or interest on particular Notes.

In addition and without prejudice to the rights provided to the Trustee under any provision of this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

The obligation of the Company under this Section 7.07 shall survive the resignation or removal of the Trustee and the termination or satisfaction and discharge of this Indenture.

“Trustee” for purposes of this Section shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and to each agent, custodian and other person employed to act hereunder; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.08                             Replacement of Trustee.

The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company may remove the Trustee at its election if:

(a)                                 the Trustee fails to comply with Section 7.10 hereof;

(b)                                 the Trustee is adjudged a bankrupt or an insolvent;

(c)                                  a receiver or other public officer takes charge of the Trustee or its property; or

(d)                                 the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07 hereof, all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07 hereof, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09                             Successor Trustee by Consolidation, Merger or Conversion.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, subject to this Article 7, the successor corporation without any further act shall be the successor Trustee.

Section 7.10                             Eligibility; Disqualification.

This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any “conflicting interest” within the meaning of TIA Section 310(b), the Trustee and the Company shall comply with the provisions of TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article 7.

Section 7.11                             Preferential Collection of Claims Against the Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.  The provisions of TIA Section 311 shall apply to the Company and each Guarantor as obligors of the Notes.

ARTICLE 8

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01                             Without Consent of Holders.

The Company and the Guarantors, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees without notice to or consent of any Holder:

(1)                                 to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not, in the opinion of the Company, adversely affect the rights of any Holder in any material respect;

(2)                                 to provide for uncertificated Notes in addition to or in place of Certificated Notes;

(3)                                 to comply with Article 5 hereof;

(4)                                 to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(5)                                 to make any change that would provide any additional benefit or rights to the Holders;

(6)                                 to add to the covenants of the Company or a Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor;

(7)                                 to secure the Notes pursuant to the requirements of Section 4.03 or otherwise;

(8)                                 to reflect the release of a Guarantor from its obligations with respect to its Guarantee pursuant to Section 10.06 hereof or to add a Guarantor pursuant to Section 4.06 or 10.07;

(9)                                 to make any other change that does not materially and adversely affect the rights of any Holder under this Indenture; or

(10)                          to provide for the issuance of Additional Notes.

Section 8.02                             With Consent of Holders.

Subject to Section 6.07 hereof, the Company and the Guarantors, when each is authorized by a Board Resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Notes or the Guarantees with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to Section 6.07 hereof, the Holders of a majority in principal amount of the outstanding Notes may waive compliance by the Company, or any Guarantor with any provision of this Indenture, the Notes, or the Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04 hereof, may not:

(1)                                 reduce the percentage in principal amount of outstanding Notes whose Holders must consent to an amendment, supplement or waiver, or consent to take any action under this Indenture or the Notes;

(2)                                 reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

(3)                                 reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

(4)                                 make any Note payable in a currency other than that stated in the Note;

(5)                                 make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, and interest on such Notes on or after the stated due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the then outstanding Notes to waive Defaults or Events of Default;

(6)                                 amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control Triggering Event or, after such Change of Control Triggering Event has occurred, modify any of the provisions or definitions with respect thereto;

(7)                                 modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or

(8)                                 release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture substantially in the form of Exhibit E hereto.

Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture substantially in the form of Exhibit E hereto, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture substantially in the form of Exhibit E hereto unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture substantially in the form of Exhibit E hereto.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03                             Compliance with TIA.

Every amendment to or supplement of this Indenture, the Notes or the Guarantees shall comply with the TIA as then in effect.

Section 8.04                             Revocation and Effect of Consents.

Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (8) of Section 8.02 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 8.05                             Notation on or Exchange of Notes.

If an amendment, supplement, or waiver changes the terms of a Note, the Trustee may request the Holder to deliver it to the Trustee.  In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determine, in exchange for the Note the Company shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment supplement or waiver.

Section 8.06                             Trustee to Sign Amendments, etc.

The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 8 is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company and any Guarantors, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE 9

DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01                             Satisfaction and Discharge of Indenture.

This Indenture shall be discharged and shall cease to be of further effect (except those obligations referred to in the penultimate paragraph of this Section 9.01) as to all outstanding Notes and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(1)                                 either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the Notes (i) have become due and payable, (ii) will become due and payable at their Maturity Date within one year or (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in trust in an amount of U.S. legal tender or U.S. Governmental Obligations sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided, however, that in the case of the provision for payment or redemption of less than all of the Notes of any series, such Notes or portions thereof shall have been selected by the Trustee as provided herein and, in the case of a redemption, the notice requisite to the validity of such redemption shall have been given or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements satisfactory to the Trustee;

(2)                                 the Company and/or the Guarantors have paid all other sums payable under this Indenture; and

(3)                                 the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the foregoing paragraph, the Company’s obligations in Article 2 and Sections 4.01, 4.12, 7.07, 9.06 and 9.07 hereof shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08 hereof.  After the Notes are no longer outstanding, the Company’s obligations in Sections 7.07, 9.06 and 9.07 hereof shall survive.

After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s and each Guarantor’s obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified above.

The Company shall provide notice of discharge or defeasance pursuant to this Article 9 within ten (10) days after deposit of funds or U.S. Government Obligations.  If payment at Stated Maturity of less than all of the Notes of any series is to be provided for in the manner and with the effect provided in this Section 9.01, the Trustee shall select such Notes, or portions or principal amount thereof, in the manner specified by Section 3.02 for selection for redemption of less than all the Notes of a series.

Section 9.02                             Legal Defeasance.

(a)                                 The Company may, at its option at any time, elect to have this section be applied to all outstanding Notes upon compliance with the conditions set forth in Section 9.04.

(b)                                 Upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and the Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and each Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Guarantees, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 9.05 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other respective obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:  (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 9.05 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company’s obligations with respect to such Notes under Article 2 and Section 4.12 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith and (iv) this Article 9.  Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

Section 9.03                             Covenant Defeasance.

(a)                                 The Company may, at its option by Board Resolution of the Governing Body of the Company, at any time, elect to have this Section be applied to all outstanding Notes upon compliance with the conditions set forth in Section 9.04.

(b)                                 Upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be released from their respective obligations under the covenants contained in Sections 4.03 through 4.08, 4.11, 4.14 and 4.15 hereof, inclusive, and Article 5 hereof with respect to the outstanding Notes and the Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes and the Guarantees shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder.  For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes and the Guarantees, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(d) hereof, but, except as specified above, the remainder of this Indenture, and such Notes and the Guarantees shall be unaffected thereby.  In addition, upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (b), subject to the satisfaction of the conditions set forth in Section 9.04 hereof, Sections 6.01(c), 6.01(d), 6.01(e) and 6.01(f) hereof shall not constitute Events of Default.

Section 9.04                             Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 9.02 or 9.03 hereof to the outstanding Notes and the Guarantees:

(1)                                 the Company must irrevocably deposit with the Trustee (or other qualifying trustee), in trust, for the benefit of the Holders, cash in U.S. dollars or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants selected by the Company, expressed in a written certification to the Trustee, to pay the principal of, premium, if any, and interest on the Notes on the scheduled due dates or on the applicable Redemption Date, as the case may be, provided that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such U.S. dollars or the proceeds of such U.S. Government Obligations to said payments with respect to such Notes;

(2)                                 in the case of an election under Section 9.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, Legal Defeasance and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of an election under Section 9.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, Covenant Defeasance and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Sections 6.01(g) and 6.01(h) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes concurrently with such incurrence);

(5)                                 such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)                                 the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(7)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent (other than, in the case of such Opinion of Counsel, paragraph (6) above as to which such counsel need not express an opinion) provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

(8)                                 the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit and assuming that no Holder is an “insider” with respect to the Company, as that term is defined in Section 101 of title 11, United States Bankruptcy Code (the “Bankruptcy Code”), the cash or securities deposited in trust will not be subject to avoidance and repayment under Sections 547 and 550 of the Bankruptcy Code;

Section 9.05                             Application of Trust Money.

All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.01 or 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Company and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.01 or 9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a written request of the Company in the form of an Officers’ Certificate any money or U.S. Government Obligations held by it as provided in Section 9.01 or 9.04 hereof which, in the opinion of a nationally-recognized investment bank, appraisal firm or firm of independent public accountants selected by the Company expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06                             Repayment to the Company.

Subject to Sections 9.01, 9.02, 9.03, 9.04, 9.05 and 9.07 hereof, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. legal tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money.  Subject to applicable abandoned property laws, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed, and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.  After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

Section 9.07                             Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Guarantor’s obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. legal tender or U.S. Government Obligations in accordance with Section 9.01 hereof; provided, however, that if the Company or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company and each such Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 10

GUARANTEES

Section 10.01                      Unconditional Guarantee.

Each Guarantor hereby unconditionally, jointly and severally, guarantees to each Holder of a Note authenticated by the Trustee and to the Trustee and its successors and assigns that the principal of, premium thereon (if any) and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 10.03 hereof.  Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.  If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, each Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor further agrees that, as between a Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 hereof for the purpose of each Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall become due and payable by each Guarantor for the purpose of each Guarantee.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Article 10.

Section 10.02                      Severability.

In case any provision of this Article 10 shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.03                      Limitation on Guarantor’s Liability.  Each Guarantor, and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Guarantee of a Guarantor does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law.  To effectuate the foregoing intention, each Holder and each Guarantor hereby irrevocably agree that the obligations of a Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.

If following the date of this Indenture and notwithstanding anything in Section 8.02 to the contrary:

(1)                                 (i) there shall be any change in the laws set forth in the first sentence of this Section 10.03 or (ii) any Subsidiary incorporated, organized or formed, as the case may be, under the laws of any jurisdiction other than the United States (a “Future Guarantor”) shall be required to execute a Guarantee; or

(2)                                 the Company shall reasonably determine that it shall be necessary or advisable to amend the terms of this Section 10.03 or to add additional provisions related to the limitations imposed on the Guarantee of a Future Guarantor, then upon the delivery of an Officers’ Certificate and Opinion of Counsel reasonably satisfactory to the Trustee, the Company shall be entitled to amend such clauses or add such additional provisions (including any related modifications to the form of Guarantee attached hereto in Exhibits A and B), as the case may be, in order for the Guarantee of a Guarantor not to so violate applicable law.

Section 10.04                      Successors and Assigns.

This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 10.05                      No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

Section 10.06                      Release of Guarantor.

A Guarantor shall cease to constitute a Guarantor, and its Guarantee shall be deemed cancelled, cease to be of further force and effect, and is hereby released from all of its obligations under its Guarantee:

(i)                                     in connection with any sale or other disposition of all of the Capital Stock of such Guarantor to a Person other than the Company or any Subsidiary of the Company;

(ii)                                  in connection with the sale or other disposition of all or substantially all of the assets or properties of such Guarantor, including by way of merger, consolidation or otherwise, to a Person other than the Company or any Subsidiary of the Company; or

(iii)                               in the case of any Subsidiary which after the Issue Date is required to Guarantee the Notes pursuant to Section 4.06, upon either (x) the release or discharge of the guarantee of such Subsidiary of Indebtedness of the Company or any other Person which resulted in the obligation to so Guarantee the Notes or (y) the Notes reaching Investment Grade Status.

Upon request and upon being provided an Officers’ Certificate and Opinion of Counsel complying with Sections 11.04 and 11.05, the Trustee shall execute and deliver confirmation of the cancellation and release of the Guarantee of any Guarantor authorized by this Section.

Section 10.07                      Execution of Supplemental Indenture for Future Guarantors.

Each Subsidiary which is required to become a Guarantor shall, and the Company shall cause each such Subsidiary to, promptly execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit E hereto pursuant to which such Subsidiary shall become a Guarantor under this Article 10 and shall guarantee the obligations of the Company under the Notes and this Indenture.  Concurrently with the execution and delivery of such supplemental indenture substantially in the form of Exhibit E hereto, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture substantially in the form of Exhibit E hereto has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

Section 10.08                      Execution and Delivery of Guarantee.

To evidence the Guarantee set forth in this Article 10, each Guarantor hereby agrees that a notation of such Guarantee shall be placed on each Note authenticated and made available for delivery by the Trustee and that this Guarantee shall be executed on behalf of each Guarantor by the manual or facsimile signature of an Officer of each Guarantor.  Each Guarantor hereby agrees that the Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.  If an Officer of a Guarantor whose signature is on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 10.09                      Subordination of Subrogation and Other Rights.

Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor’s obligations under the Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Notes in accordance with the provisions provided therefor in this Indenture.

ARTICLE 11

MISCELLANEOUS

Section 11.01                      TIA Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.02                      Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Company or any Guarantor:

CNH Capital LLC

5729 Washington Avenue

Racine, WI 53406

Attention:  General Counsel

Tel:  (262) 636-6431

Fax:  (262) 636-7515

Copy to:

Sullivan & Cromwell LLP

1870 Embarcadero Road

Palo Alto, California  94303-3308

Attention:  John L. Savva, Esq.

Tel:  (605) 461-5610

Fax:  (605) 461-5700

If to the Trustee:

Wells Fargo Bank, National Association

10 South Wacker Drive, 13th Floor

Chicago, Illinois 60606

Attention: Corporate Trust Services

Tel: (312) 845-4385

Fax: (312) 726-2158

The Company, any Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.  Any notice or communication to the Company, any Guarantors or the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).  Notwithstanding the foregoing, the Trustee shall not be deemed to have been given notice until such notice is actually received.

Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 11.03                      Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.04                      Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee:

(1)                                 an Officers’ Certificate (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                 an Opinion of Counsel (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 11.05                      Statements Required in Certificate and Opinion.

Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)                                 a statement that the person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such person, it or he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

Section 11.06                      Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at meetings of Holders.  The Registrar and Paying Agent may make reasonable rules for their functions.

Section 11.07                      Legal Holidays.

A “Legal Holiday” is a Saturday, a Sunday, a federally-recognized holiday or a day on which the Trustee, or  banking institutions in the State of New York, are not required to be open.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.08                      Governing Law; Waiver of Jury Trial.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR STATUTE).  EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.  THE COMPANY, THE GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR ANY TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.09                      No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof.  No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 11.10                      No Recourse Against Others.

A director, officer, employee, stockholder or incorporator, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations.  Each Holder by accepting a Note waives and releases all such liability.  Such waiver and release are part of the consideration for the issuance of the Notes.

Section 11.11                      Successors.

All agreements of each of the Company and each Guarantor in this Indenture and the Notes shall bind their respective successors.  All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind their respective successors.

Section 11.12                      Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture.  Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.  The exchange of copies of this Indenture and of signatures by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 11.13                      Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.14                      Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

CNH CAPITAL LLC

By:	/s/ Douglas MacLeod
Name: Douglas MacLeod
Title: Chief Financial Officer

GUARANTORS:

CNH CAPITAL AMERICA LLC

By:	/s/ Douglas MacLeod
Name: Douglas MacLeod
Title: Assistant Treasurer

NEW HOLLAND CREDIT COMPANY, LLC

By:	/s/ Douglas MacLeod
Name: Douglas MacLeod
Title: Assistant Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Gregory S. Clarke
Name: Gregory S. Clarke
Title: Vice President

EXHIBIT A

[Insert the Private Placement Legend and/or the Global Note Legend as applicable]

CUSIP No.:

ISIN No.:

CNH CAPITAL LLC

3.250% NOTE DUE 2017

No.	$

CNH CAPITAL LLC, a Delaware limited liability company (the “Company,” which term includes any successor entity), for value received promises to pay to CEDE & CO. or registered assigns, the principal sum of               DOLLARS on February 1, 2017.

Interest Payment Dates: February 1 and August 1, commencing February 1, 2014.

Record Dates: January 15 and July 15.

Reference is made to the further provisions of this Note contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, CNH Capital LLC has caused this Note to be signed manually or by facsimile by its duly authorized Officers.

CNH CAPITAL LLC

By:
Name:
Title:

By:
Name:
Title:

Dated: [ ]

Certificate of Authentication

This is one of the Series A 3.250% Notes due 2017 referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated: [ ]

(REVERSE OF SECURITY)

3.250% NOTE DUE 2017

1.                                      Interest.  CNH Capital LLC, a Delaware limited liability company (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from October 8, 2013.(1)  The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing February 1, 2014.(2)  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand at the rate borne by the Notes.

2.                                      Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the January 15 or July 15 immediately preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  Payments of principal and premium, if any, will be made (on presentation of such Notes if in certificated form) in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal, premium, if any, and interest by check payable in such money.  The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.                                      Paying Agent and Registrar.  Initially, Wells Fargo Bank, National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar.  The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.  Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar or co-Registrar.

4.                                      Indenture.  The Company issued this Note under an Indenture, dated as of October 8, 2013 (the “Indenture”), by and among the Company, the Guarantors and the Trustee.  This Note is one of a duly authorized issue of Initial Notes of the Company designated as its Series A 3.250% Notes due 2017 (the “Notes”).  The Notes include the Initial Notes, the Additional Notes, if any, and the Exchange Notes issued in exchange for the Initial Notes and Additional Notes, if any, pursuant to the Indenture.  The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them.  The Notes are general unsecured obligations of the Company.

(1)                                 In the case of Notes issued on the Issue Date.

(2)                                 In the case of Notes issued on the Issue Date.

5.                                      Redemption.

The Notes will be redeemable, at the Company’s option, in whole at any time or in part from time to time, at a Redemption Price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date, plus the Make-Whole Premium (a “Make-Whole Redemption”).

6.                                      Notice of Redemption.  Notice of redemption under paragraph 5 of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder’s registered address or otherwise delivered in accordance with the applicable procedures of the Depository Trust Company.

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

7.                                      Offers to Purchase.  The Indenture provides that upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase the Notes in accordance with the procedures set forth in the Indenture.

8.                                      Registration Rights.

(a)                                 Pursuant to the Registration Rights Agreement, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a like principal amount of Exchange Notes which have been registered under the Securities Act.

(b)                                 If (i) the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) is not declared effective by the Commission on or prior to the 365th day after the Issue Date, (ii) the Registered Exchange Offer (as defined in the Registration Rights Agreement) is not consummated on or prior to the 395th day after the Issue Date, (iii) the Company is otherwise required to file a Shelf Registration Statement (as defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement and the Company fails to file such Shelf Registration Statement with the Commission on or prior to the Shelf Filing Deadline (as defined in the Registration Rights Agreement), (iv) the Company is otherwise required to file a Shelf Registration Statement pursuant to the Registration Rights Agreement, and such Shelf Registration Statement is not declared effective by the Commission on or prior to the Shelf Effectiveness Deadline (as defined in the Registration Rights Agreement) or (v) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of Notes or Exchange Notes at any time at which it is required to be so effective or usable under the Registration Rights Agreement; provided that no Registration Default (as defined below) under this clause (v) shall have occurred if such Shelf Registration Statement, or, if the Registered Exchange Offer shall have been consummated, such Exchange Offer Registration Statement, ceases to be effective or usable in connection with resales of Notes or Exchange Notes so long as such action is taken upon the occurrence or existence of any pending corporate development or any other material event that, in the reasonable and good faith judgment of the Company, makes it appropriate to suspend the availability of a

Shelf Registration Statement or the Exchange Offer Registration Statement, as the case may be, and the related prospectus, in which case, the Company shall give prompt notice (without notice of the nature or details of such events) to the Holders that the availability of such Registration Statement is suspended and, upon actual receipt of any such notice, each Holder agrees not to sell any Notes or Exchange Notes pursuant to such Registration Statement until such Holder’s receipt of copies of the supplemented or amended prospectus provided for in Section 3(C) of the Registration Rights Agreement, or until it is advised in writing by the Company that the prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus; provided further that the period during which the availability of such Registration Statement and any prospectus is suspended shall not exceed 45 days in any three-month period or 90 days in any twelve-month period (each such event referred to in clauses (i) through (v), a “Registration Default”), interest (“Additional Interest”) will accrue on the principal amount of the Notes and the Exchange Notes (in addition to the stated interest on the Notes and Exchange Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured; provided, that the Company shall in no event be required to pay Additional Interest for more than one Registration Default at any given time.  Additional Interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of such Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.0% per annum.

(c)                                  So long as Notes remain outstanding, the Company shall notify the Trustee in writing within five Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid and such written notice will include the date on which the Registration Default occurred and the Additional Interest shall begin to accrue.  Any amounts of Additional Interest due pursuant to clauses (b)(i)-(b)(v) above will be payable in cash semi-annually on each February 1 and August 1 (each an “Additional Interest Payment Date”), commencing with the first such date occurring after any such Additional Interest commences to accrue, to Holders to whom regular interest is payable on such Additional Interest Payment Date.  The amount of Additional Interest for each Note will be determined by multiplying the applicable rate of Additional Interest by the aggregate principal amount of such Note outstanding on the Additional Interest Payment Date following such Registration Default in the case of the first such payment of Additional Interest with respect to a Registration Default (and thereafter at the next succeeding Additional Interest Payment Date until the cure of such Registration Default), and multiplying the product of the foregoing by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

9.                                      Denominations; Transfer; Exchange.  The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  A Holder shall register the transfer or exchange of Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

10.                               Persons Deemed Owners.  The registered holder of a Note shall be treated as the owner of it for all purposes.

11.                               Unclaimed Money.  If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company.

After that, Holders entitled to money must look to the Company for payment as general creditors unless an “abandoned property” law designates another person.

12.                               Legal Defeasance and Covenant Defeasance.  If the Company at any time deposits with the Trustee U.S. legal tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating to defeasance, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

13.                               Amendments, Supplements, and Waivers.  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.  Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or make any other change that does not adversely affect in any material respect the rights of any Holder.

14.                               Restrictive Covenants.  The Indenture imposes certain limitations on, among other things, the Company’s ability and the ability of its Restricted Subsidiaries to incur Secured Indebtedness or enter into certain sale and leaseback transactions; and the Company’s ability and the ability of the Guarantors to consolidate, merge, convey, transfer or lease all or substantially all of our properties or assets.  Such limitations are subject to a number of important qualifications and exceptions.  The Company must annually report to the Trustee on compliance with such limitations.

15.                               Successor Entity.  When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

16.                               Defaults and Remedies.  Events of Default are set forth in the Indenture.  If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h)) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, premium, if any, and accrued interest on all the Notes to be due and payable by notice in writing to the Company and (if given by the Holders) the Trustee specifying the respective Events of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.  In case an Event of Default specified in Section 6.01(g) or (h) of the Indenture occurs with respect to the Company and is continuing, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

17.                               Trustee Dealings with Company.  The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the

Company, and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee, subject to the TIA.

18.                               No Recourse Against Others.  As more fully described in the Indenture, no director, officer, employee, stockholder or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  Such waiver and release are part of the consideration for the issuance of the Notes.

19.                               Authentication.  This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

20.                               Governing Law; Waiver of Jury Trial.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR STATUTE).  EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.  THE COMPANY, THE GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

21.                               Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.                               CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

23.                               Indenture.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:  CNH Capital LLC, Attention:  General Counsel, 5729 Washington Avenue, Racine, WI 53406.

FORM OF GUARANTEE

Each Guarantor (capitalized terms used herein have the meanings given such terms in the Indenture referred to in the Note upon which this notation is endorsed) hereby unconditionally, jointly and severally, guarantees (such guarantee being referred to herein as the “Guarantee”) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture.

The terms of this Guarantee include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date of the Indenture.  For the avoidance of doubt, the terms of Article 10 of the Indenture are incorporated by reference into this Guarantee as if set forth herein.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

This Guarantee is subject to release upon the terms set forth in the Indenture.

[ ]

By:
Name:
Title:

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and
social security or tax ID number of assignee)

and irrevocably appoint                                                                                                                                                           , agent to transfer this Note on the books of CNH Capital LLC.  The agent may substitute another to act for him.

Date:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Medallion Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by CNH Capital LLC pursuant to Section 4.07 of the Indenture, check the following box:

Section 4.07 ☐

If you want to elect to have only part of this Note purchased by CNH Capital LLC pursuant to Section 4.07 of the Indenture, state the amount you elect to have purchased:

$

Date:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Medallion Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $                  . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Global Note custodian

EXHIBIT B

[Insert the Global Note Legend as applicable]

CUSIP No.:

ISIN No.:

CNH CAPITAL LLC

SERIES B 3.250% NOTE DUE 2017

No.	$

CNH CAPITAL LLC, a Delaware limited liability company (the “Company,” which term includes any successor entity), for value received promises to pay to CEDE & CO. or registered assigns, the principal sum of               DOLLARS on February 1, 2017.

Interest Payment Dates: February 1 and August 1, commencing February 1, 2014.(3)

Record Dates:  January 15 and July 15.

Reference is made to the further provisions of this Note contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

(3)                                 Interest payment date may change from Form of Initial Note depending on when exchange offer is completed.

IN WITNESS WHEREOF, CNH Capital LLC has caused this Note to be signed manually or by facsimile by its duly authorized officers.

CNH CAPITAL LLC

By:
Name:
Title:

By:
Name:
Title:

Dated: [ ]

Certificate of Authentication

This is one of the Series B 3.250% Notes due 2017 referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated: [ ]

(REVERSE OF SECURITY)

3.250% NOTE DUE 2017

1.                                      Interest.  CNH Capital LLC, a Delaware limited liability company (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from October 8, 2013(4).  The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing February 1, 2014(5).  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand at the rate borne by the Notes.

2.                                      Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the January 15 or July 15 immediately preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  Payments of principal and premium, if any, will be made (on presentation of such Notes if in certificated form) in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal, premium, if any, and interest by check payable in such money.  The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.                                      Paying Agent and Registrar.  Initially, Wells Fargo Bank, National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar.  The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.  Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar or co-Registrar.

4.                                      Indenture.  The Company issued this Note under an Indenture, dated as of October 8, 2013 (the “Indenture”), by and among the Company, the Guarantors and the Trustee.  This Note is one of a duly authorized issue of Exchange Notes of the Company designated as its Series B 3.250% Notes due 2017 (the “Notes”).  The Notes include the Initial Notes, the Additional Notes, if any, and the Exchange Notes issued in exchange for the Initial Notes and any Additional Notes pursuant to the Indenture.  The Initial Notes, Additional Notes, if any, and the Exchange Notes are treated as a single class of securities under the Indenture.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code

(4)                                 In the case of Notes issued on the Issue Date. For Exchange Notes, the date may change depending on when the Exchange Offer is completed.

(5)                                 In the case of Notes issued on the Issue Date. For Exchange Notes, the date may change depending on when the Exchange Offer is completed.

Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them.  The Notes are general unsecured obligations of the Company.

5.                                      Redemption.

The Notes will be redeemable, at the Company’s option, in whole at any time or in part from time to time, at a Redemption Price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date, plus the Make-Whole Premium (a “Make-Whole Redemption”).

6.                                      Notice of Redemption.  Notice of redemption under paragraphs 5(a) and 5(b) of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder’s registered address or otherwise delivered in accordance with the applicable procedures of the Depository Trust Company.

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

7.                                      Offers to Purchase.  The Indenture provides that upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase the Notes in accordance with the procedures set forth in the Indenture.

8.                                      Denominations; Transfer; Exchange.  The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  A Holder shall register the transfer or exchange of Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

9.                                      Persons Deemed Owners.  The registered holder of a Note shall be treated as the owner of it for all purposes.

10.                               Unclaimed Money.  If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company.  After that, Holders entitled to money must look to the Company for payment as general creditors unless an “abandoned property” law designates another person.

11.                               Legal Defeasance and Covenant Defeasance.  If the Company at any time deposits with the Trustee U.S. legal tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating to defeasance, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

12.                               Amendments, Supplements, and Waivers.  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.  Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or make any other change that does not adversely affect in any material respect the rights of any Holder.

13.                               Restrictive Covenants.  The Indenture imposes certain limitations on, among other things, the Company’s ability and the ability of its Restricted Subsidiaries to incur Secured Indebtedness or enter into certain sale and leaseback transactions; and the Company’s ability and the ability of the Guarantors to consolidate, merge, convey, transfer or lease our properties and assets substantially as an entirety.  Such limitations are subject to a number of important qualifications and exceptions.  The Company must annually report to the Trustee on compliance with such limitations.

14.                               Successor Entity.  When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

15.                               Defaults and Remedies.  Events of Default are set forth in the Indenture.  If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h)) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, premium, if any, and accrued interest on all the Notes to be due and payable by notice in writing to the Company and (if given by the Holders) the Trustee specifying the respective Events of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.  In case an Event of Default specified in Section 6.01(g) or (h) of the Indenture occurs with respect to the Company and is continuing, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

16.                               Trustee Dealings with Company.  The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee, subject to the TIA.

17.                               No Recourse Against Others.  As more fully described in the Indenture, no director, officer, employee, stockholder or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  Such waiver and release are part of the consideration for the issuance of the Notes.

18.                               Authentication.  This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

19.                               Governing Law; Waiver of Jury Trial.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR STATUTE).  EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.  THE COMPANY, THE GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

20.                               Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.                               CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

22.                               Indenture.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type.  Requests may be made to:  CNH Capital LLC, Attention:  General Counsel, 5729 Washington Avenue, Racine, WI 53406.

FORM OF GUARANTEE

Each Guarantor (capitalized terms used herein have the meanings given such terms in the Indenture referred to in the Note upon which this notation is endorsed) hereby, jointly and severally, unconditionally guarantees (such guarantee being referred to herein as the “Guarantee”) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture.

The terms of this Guarantee include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date of the Indenture.  For the avoidance of doubt, the terms of Article 10 of the Indenture are incorporated by reference into this Guarantee as if set forth herein.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

This Guarantee shall cease to be of further force and effect and may be released upon the terms set forth in the Indenture.

[ ]

By:
Name:
Title:

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and
social security or tax ID number of assignee)

and irrevocably appoint                                                                                                                                                           , agent to transfer this Note on the books of CNH Capital LLC.  The agent may substitute another to act for him.

Date:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Medallion Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by CNH Capital LLC pursuant to Section 4.07 of the Indenture, check the following box:

Section 4.07 ☐

If you want to elect to have only part of this Note purchased by CNH Capital LLC pursuant to Section 4.07 of the Indenture, state the amount you elect to have purchased:

$

Date:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Medallion Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $               . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Global Note custodian

EXHIBIT C

Certificate to Be Delivered upon Exchange
or Registration of Transfer of Notes

Wells Fargo Bank, National Association
608 Second Avenue South, N9303-121
Minneapolis, Minnesota 55479
Attention: Corporate Trust Operations

Email: DAPSReorg@wellsfargo.com

Re:                             CNH Capital LLC (the “Company”)
3.250% Notes due 2017 (the “Notes”)

                               (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                      ☐                                   CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A CERTIFICATED NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable “Blue Sky” securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Certificated Note and in the Indenture and the Securities Act.

2.                                      ☐                                   CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A CERTIFICATED NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Certificated Note and in the Indenture and the Securities Act.

3.                                      ☐                                   CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A CERTIFICATED NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Certificated Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐                                    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)                                 ☐                                    or such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)                                  ☐                                    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.                                      ☐                                    CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED CERTIFICATED NOTE.

(a)                                 ☐                                    CHECK IF TRANSFER IS PURSUANT TO RULE 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

(b)                                 ☐                                    CHECK IF TRANSFER IS PURSUANT TO REGULATION S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

(c)                                  ☐                                    CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 of Regulation S and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Certificated Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                 ☐                                    a beneficial interest in the:

(i)                                     ☐                                    144A Global Note (CUSIP                       ), or

(ii)                                  ☐                                    Regulation S Global Note (CUSIP                       ), or

(b)                                 ☐                                    a Restricted Certificated Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 ☐                                    a beneficial interest in the:

(i)                                     ☐                                    144A Global Note (CUSIP                       ), or

(ii)                                  ☐                                    Regulation S Global Note (CUSIP                       ), or

(iii)                               ☐                                    Unrestricted Global Note (CUSIP                       ),  or

(b)                                 ☐                                    a Restricted Certificated Note; or

(c)                                  ☐                                    an Unrestricted Certificated Note, in accordance with the terms of the Indenture.

EXHIBIT D

FORM OF CERTIFICATE OF EXCHANGE

Wells Fargo Bank, National Association
608 Second Avenue South, N9303-121
Minneapolis, Minnesota 55479
Attention: Corporate Trust Operations

Email: DAPSReorg@wellsfargo.com

Re: CNH Capital LLC, 3.250%  Notes due 2017

(CUSIP                       )

Reference is hereby made to the Indenture, dated as of October 8, 2013 (the “Indenture”), among CNH Capital LLC, as issuer (the “Company”), the Guarantors named therein and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                          (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                 in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.                                      EXCHANGE OF RESTRICTED CERTIFICATED NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED CERTIFICATED NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE.

(a)                                 ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)                                 ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED CERTIFICATED NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Certificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                                  ☐ CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Certificated Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)                                 ☐ CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED NOTE TO UNRESTRICTED CERTIFICATED NOTE. In connection with the Owner’s Exchange of a Restricted Certificated Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Unrestricted Certificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      EXCHANGE OF RESTRICTED CERTIFICATED NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED CERTIFICATED NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES.

(a)                                 ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED CERTIFICATED NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Certificated Note with an equal principal amount, the Owner hereby certifies that the Restricted Certificated Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Certificated Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Certificated Note and in the Indenture and the Securities Act.

(b)                                 [  ] CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Certificated Note for a beneficial interest in the [CHECK ONE]        144A Global Note,        Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

EXHIBIT E

Form of Supplemental Indenture

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [        ], among [          ] (the “New Guarantor”), a subsidiary of CNH Capital LLC (or its successor), a Delaware limited liability company (the “Company”), the Company, the Guarantors (the “Existing Guarantors”) under the Indenture referred to below, and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the “Indenture”), dated as of October 8, 2013, providing for the issuance of its 3.250% Notes due 2017 (the “Notes”);

WHEREAS under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Company’s obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 8.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.                                      Definitions.

(a)                                 Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(b)                                 For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:  (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.                                      Agreement to Guarantee.  The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture.  From and after the date hereof, the New Guarantor shall be a Guarantor for all purposes under the Indenture and the Notes.

3.                                      Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

4.                                      Governing Law; Waiver of Jury Trial.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR STATUTE).  EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE. THE COMPANY, THE NEW GUARANTOR, THE EXISTING GUARANTORS AND THE TRUSTEE, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS SUPPLEMENTAL INDENTURE OR ANY TRANSACTIONS CONTEMPLATED HEREBY.

5.                                      Trustee Makes No Representation.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

6.                                      Multiple Counterparts.  The parties may sign multiple counterparts of this Supplemental Indenture.  Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

7.                                      Headings.  The headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date and year first above written.

[NEW GUARANTOR]

By:
Name:
Title:

CNH CAPITAL LLC

By:
Name:
Title:

[EXISTING GUARANTORS]:

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title: